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                                                                        DRAFT #2
                                                                         4/21/99



                                QUEPASA.COM, INC.

                                __________ SHARES

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT


                                  [DATE], 1999



CRUTTENDEN ROTH INCORPORATED,
     as Representative of the several Underwriters


         The undersigned, QUEPASA.COM, INC., a Nevada corporation (the "Company") hereby addresses you as the representative (the "Representative") of each of the persons, firms and corporations listed on Schedule I hereto (collectively, the "Underwriters") and hereby confirm its agreement with the several Underwriters as follows:

                  1. DESCRIPTION OF SHARES. The Company proposes to issue and sell to the Underwriters _____________ shares of its Common Stock (the "Firm Shares"). Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company further proposes to grant the right to the Underwriters to purchase up to an additional ___________ shares of its Common Stock (the "Option Shares"), as provided in Section 3 of this Agreement. The Firm Shares and the Option Shares are herein sometimes referred to as the Shares and are more fully described in the Prospectus hereinafter defined.

                  2. PURCHASE, SALE AND DELIVERY OF FIRM SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters the Firm Shares, and each such Underwriter agrees, severally and not jointly, (i) to purchase from the Company, at a purchase price of per share, the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto and (ii) to purchase from the Company any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

                  The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as you may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to



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you, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Clearinghouse (next-day) funds to the account specified by the Company to you at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Phoenix, Arizona time, on , 1999 or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Phoenix, Arizona time, on the ate specified by you in the written notice given by you of the Underwriters' election to purchase such Optional shares, or such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

                  The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross receipt for the Shares will be delivered at the offices of Bryan Cave LLP, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., Phoenix, Arizona time, on the Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 2, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

                  3. PURCHASE, SALE AND DELIVERY OF THE OPTION SHARES. The Company hereby grants an option to the Underwriters to purchase from it up to ______________ Option Shares on the same terms and conditions as the Firm Shares; provided, however, that such option may be exercised only for the purpose of covering any over-allotments which may be made by the Underwriters in the sale of the Firm Shares. No Option Shares shall be sold or delivered unless all of the Firm Shares previously have been, or simultaneously are, sold and delivered.

                  The option is exercisable on behalf of the several Underwriters by you, as Representative, at any time, and from time to time, before the expiration of 45 days from the date of this Agreement, for the purchase of all or part of the Option Shares covered thereby, by notice given by you to the Company in the manner provided in Section 13 hereof (the "Option Notice"), setting forth the number of Option Shares as to which the Underwriters are exercising the option, and the date of delivery of said Option Shares, which date shall not be less than two business days after such Option Notice unless otherwise agreed to by the parties. You may terminate the option at any time, as to any unexercised portion thereof, by giving written notice to the Company to such effect.



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                  You, as Representative, shall make such allocation of the
Option Shares among the Underwriters as may be required to eliminate purchases of fractional Shares.

                  4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

                     (a) The Company represents and warrants to and agrees with each Underwriter that:

                         (i) The Company meets the requirements for use of Form
                  S-1 under the Securities Act of 1933, as amended (the "Act"). A registration statement on Form S-1 (Registration No. ________________) in respect to the Shares, including a preliminary prospectus, and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company pursuant to and in conformity with the requirements of the Act, and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder and has been filed with the Commission under the Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430 or 430A of the Rules and Regulations) contained therein, the exhibits, financial statements and schedules have heretofore been delivered by the Company to you. If such registration statement has not become effective under the Act, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective under the Act, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term Registration Statement as used herein means the registration statement as amended at the time it becomes or became effective under the Act (the "Effective Date") and, in the event any post-effective amendment thereto becomes effective prior to the First Time of Delivery, the registration statement as so amended, including financial statements and all exhibits and all documents incorporated by reference therein and, if applicable, the information deemed to be included by Rule 430A of the Rules and Regulations. The term Prospectus as used herein means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, except that if the prospectus provided to the Underwriters by the Company for use in connection with the offering of Shares differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not the Company is required to file with the Commission such revised Prospectus pursuant to Rule 424(b) of the Rules and Regulations), the term Prospectus shall refer to such revised Prospectus from and after the time it is first provided to the Underwriters for such use. The term Preliminary Prospectus as used herein shall mean a preliminary




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                  prospectus as contemplated by Rule 430 or 430A of the Rules and Regulations included at any time in the Registration Statement. All references in this Agreement to financial statements and schedules and other information which is contained, included, stated or described in the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in, or deemed to be a part of, the Registration Statement, Preliminary Prospectus or Prospectus, as the case may be.

                         (ii) The Commission has not issued, and is not to the
                  best knowledge of the Company threatening to issue, an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus nor instituted proceedings for that purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contains or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conforms or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation, warranty or agreement as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation of: (i) the statements therein regarding over-allotment, stabilization or passive market making by the Underwriters, or (ii) the section thereof under the caption Underwriting.

                         (iii) The documents, if any, incorporated by reference
                  in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations adopted by the Commission thereunder (the "1934 Act Rules and Regulations"), and, when read together and with the other information contained in the Prospectus, at the time the Registration Statement became effective and at the First Time of Delivery, did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



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                         (iv) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; the Company is duly qualified to transact business as a foreign corporation in good standing in each state or other jurisdiction in which its ownership or leasing of property or conduct of business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the ability of the Company to conduct its business as described in the Registration Statement. The Company does not own or control, directly or indirectly, any corporation, association or other entity. The Company has no subsidiaries (as defined in Rule 405 of the Rules and Regulations).

                         (v) The Company has full right and corporate power and
                  authority to enter into this Agreement and to perform the transactions contemplated hereby. The filing of the Registration Statement and the execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company. This Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent the enforceability of the indemnification, exculpation and contribution provisions of
                  Section 7 hereof may be limited by applicable law, and except as enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). The issue and sale of the Shares by the Company and the performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not result in a violation of the Company's articles of incorporation or bylaws or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company under, any statute which is applicable to it, or under any indenture, mortgage, deed of trust, note, loan agreement, sale and leaseback arrangement or other agreement or instrument to which the Company is a party or by which they are bound or to which any of the properties or assets of the Company is subject, or any order, rule or regulation applicable to the Company of any court or public, regulatory or governmental agency or body having jurisdiction over the Company or its properties, other than any such breach, violation, default, lien, charge or encumbrance, as the case may be, which does not individually or in the aggregate materially adversely affect the business of the Company. No consent, approval, authorization, order, registration or qualification of or with any court or public, regulatory or governmental agency or body is required for the consummation of the transactions herein contemplated, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Act or the Rules and Regulations or any state securities laws.


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                         (vi) Except as described in the Prospectus, the Company
                  has not sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or material obligations, direct or contingent, other than in the ordinary course of business, or entered into any material transactions not in the ordinary course of business, and there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change in the financial condition, net worth, business, management, or results of operations of the Company. The Company has filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon, except as are being contested by the Company in good faith. All tax liabilities, including those being contested by the Company, are adequately provided for on the books of the Company. The Company has made all necessary payroll tax payments and is current and up-to-date as of the date of this Agreement to the extent necessary to avoid a material adverse effect on the business of the Company. The Company has no knowledge of any tax proceeding or action pending or threatened against the Company.

                         (vii) Except as described in the Prospectus, there is
                  no action, suit, arbitration, investigation or governmental proceeding, domestic or foreign, pending or, to the best of the Company's knowledge, threatened or involving the properties or business of the Company which challenges the validity of this Agreement or any action taken or required to be taken by the Company pursuant to or in connection with this Agreement or which could reasonably be expected to materially and adversely affect the financial condition, operation, properties, business or results of operations of the Company. The Company is not a party and is not subject to the provisions of any injunction, judgment, decree or order of any court or any public, regulatory or governmental agency or body. There are no contracts or documents to which the Company is a party which would be required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement; the contracts and documents to which the Company is a party which are so described in the Registration Statement are in full force and effect on the date hereof; and the Company does not have notice that any other party is in breach of or default under any of such contracts to a material extent.

                         (viii) The Company has duly and validly authorized
                  capital stock as described in the Prospectus. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, the Company does not have outstanding any options to purchase or any preemptive rights or other rights to subscribe or to




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                  purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of outstanding warrants to purchase Common Stock and the Company's stock option plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately presents in all material respects the information required to be shown with respect to such warrants, plans, options and rights. All outstanding shares of Common Stock of the Company conform, and the Shares when issued will conform, in all material respects to the description thereof in the Registration Statement and the Prospectus and have been, or, when issued and paid for will be, duly authorized, validly issued, fully paid and nonassessable, issued in material compliance with all applicable Federal and state securities laws and not issued in violation of or subject to any preemptive rights or other rights to purchase or subscribe for securities of the Company. No shareholder of the Company has any right to require the Company to register the sales of any shares or other securities owned by such shareholder under the Act in the public offering contemplated by this Agreement. Upon delivery of the Shares to be sold by the Company and full payment therefor pursuant to this Agreement, good and valid title to such Shares, free and clear of all liens, encumbrances, security interests, restrictions on transfer, equities or claims whatsoever, will pass to the Underwriters.

                         (ix) The Company owns no real property and the Company
                  has good and marketable title to personal property owned by it, subject to no lien, charge, defect or encumbrances of any kind except such as are described in the Prospectus, such as not materially interfere with the use made and proposed to be made of such property by the Company. Except as disclosed in the Prospectus, the Company owns or leases all such assets as are materially necessary to its operations as now conducted.

                         (x) Ehrhardt Keefe Steiner & Hottman PC, the accounting
                  firm which has certified the financial statements filed with the Commission as a part of the Registration Statement, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations.

                         (xi) The financial statements and schedules of the
                  Company, including the notes thereto, filed with and as a part of the Registration Statement, are accurate in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed in the Prospectus. The selected financial data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and Prospectus.




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                         (xii) The Company is not in default with respect to any
                  contract or agreement to which it is a party; provided that this representation shall not apply to defaults which in the aggregate could not materially adversely affect the financial condition or the business of the Company.

                         (xiii) The Company is not in breach or violation of any
                  provision of its articles of incorporation or bylaws or any laws, ordinances or governmental rules or regulations to which it is subject, and the Company has not failed to obtain, maintain or comply with the terms of any of the material licenses, certificates, permits, franchises, easements, consents, or other governmental authorizations necessary to the ownership, leasing and operation of its properties or to the conduct of its business, which breach, violation or failure would materially adversely affect the business, operations, properties, profits or financial condition of the Company.

                         (xiv) Except as described in the Prospectus, the
                  Company has sufficient interests in all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes ("Intellectual Property") necessary for the conduct of the business now conducted by it as described in the Prospectus, and, to the Company's knowledge necessary in connection with the products and services under development, without, to the Company's knowledge, any infringement of or the interests of others, and has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors; except as set forth in the Prospectus, the Company is not aware of outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company which are required to be set forth in the Prospectus, and, except as set forth in the Prospectus, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity which are required to be set forth in the Prospectus; none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual fiduciary obligation binding on the Company or to the knowledge of the Company any of its directors, officers or employees or otherwise in violation of the rights of any persons; except as disclosed in the Prospectus, the Company has not received any written or, to the Company's knowledge, oral communications alleging that the Company has violated, infringed or conflicted with, or by conducting its business as set forth in the Prospectus, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violations, infringements or conflicts which, individually or in the aggregate, have not had and are not reasonably likely to result in a material adverse effect on the Company's conduct of its business as described in the Prospectus or on its result of operations or financial condition; and the Company has taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of its confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession.






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                         (xv) The Company maintains insurance of the types and
                  in the amounts generally deemed adequate for its business, including, but not limited to, general liability insurance, business interruption insurance and insurance covering personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                         (xvi) The Company has not taken and will not take,
                  directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock, and the Company is not aware of any such action taken or to be taken by any director, officer, employee, consultant, or shareholder of the Company.

                         (xvii) The Company is not and, after giving effect to
                  the offering and sale of the Shares, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                         (xviii) The Common Stock of the Company is registered
                  pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is approved for trading on the Nasdaq Stock Market National Market (the "NNM") under the symbol "PASA." The Company has taken no action that was designed to terminate, or that is likely to have the affect of terminating, trading of its Common Stock on the NNM, nor has the Company received any notification that the Commission or the Nasdaq Stock Market is contemplating terminating such trading.

                         (xix) Neither the Company nor any of its affiliates
                  does business with the government of Cuba or with any person or affiliate located in Cuba, within the meaning of Section
                  517.075 of the Florida Statutes.

                         (xx) Except as disclosed in the Registration Statement
                  and the Prospectus, no officer, director or beneficial of five percent or more of the Company's capital stock is, directly or indirectly, associated with a NASD member broker-dealer and the Company has no management or financial consulting agreement with any third party.

                         (xxi) No person is entitled, directly or indirectly, to
                  compensation from the Company for services as a finder in connection with the transactions contemplated by this Agreement.

                         (xxii) The Company has reviewed its operations and that
                  of any third parties with which the Company has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by Year 2000 issues. As a result of such review, the Company represents and warrants that the disclosure in the Registration Statement relating to Year 2000 issues is accurate and complies in all material respects with the rules and regulations of the Act. "Year 2000 issues" as used herein means Year 2000 issues




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                  described in or contemplated by the Commission's
                  Interpretation: Disclosure of Year 2000 Issues and Consequences by Public Companies, Investment Advisers, Investment Companies, and Municipal Securities Issuers (Release No. 33-7558).

                     (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  5. ADDITIONAL COVENANTS. The Company covenants and agrees with the several Underwriters that:

                     (a) If the Registration Statement is not effective under the Act, the Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective. The Company (i) will prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations, if required, a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations or otherwise; (ii) will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance in all material respects with the Rules and Regulations; and (iii) will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

                     (b) The Company will advise the Underwriters promptly, after it has received notice or obtained knowledge thereof, of any comments of the Commission with respect to the Registration Statement, of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution or threat of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                     (c) The Company will cooperate with the Underwriters and their counsel in endeavoring to qualify the Shares for sale under (or obtain exemptions from the application of) the securities laws of such jurisdictions as they may have designated and will make such applications, file such documents, and furnish such information as may be reasonably necessary so as to permit the continuance of sales and dealings therein for so long as may be necessary to complete the distribution of the Shares, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified. The Company will advise you promptly of the suspension of the qualification or registration of (or any such




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         exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof. (d) The Company will deliver to, or upon the order of, the Underwriters, without charge from time to time, as many copies of any Preliminary Prospectus (including all documents incorporated by reference therein) as they may reasonably request. The Company will deliver to, or upon the order of, the Underwriters without charge as many copies of the Prospectus (including all documents incorporated by reference therein), or as it thereafter may be amended or supplemented, as they may from time to time reasonably request. The Company consents to the use of such Prospectus by the Underwriters and by all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. The Company will deliver to you at or before the First Time of Delivery two signed copies of the Registration Statement and all amendments thereto, including all exhibits filed therewith or incorporated by reference therein, and all documents incorporated by reference in the Prospectus, and will deliver to the Underwriters such number of copies of the Registration Statement, without exhibits, and of all amendments thereto, as they may reasonably request.

                     (e) If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the reasonable judgment of the Company or in your reasonable judgment or in the written opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

                     (f) The Company will make generally available to its shareholders, as soon as it is practicable to do so, but in any event not later than 18 months after the effective date of the Registration Statement, an earnings statement in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise the Underwriters in writing when such statement has been so made available.

                     (g) The Company will, for a period of five years from the Effective Date, deliver to the Underwriters at their principal executive offices a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange or national securities market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Act or the 1934 Act. Any report, document or other information required to be furnished under this subsection (g) shall be furnished as soon as practicable after such report, document or information becomes available.

                     (h) The Company will apply the proceeds from the sale of the Shares as set forth in the description under the caption "Use of Proceeds" in the Prospectus.

                     (i) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Act.

                     (j) Prior to each Time of Delivery, the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

                     (k) Prior to the 30th day after the last Time of Delivery, the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Shares, without your prior written consent except as otherwise required by law.

                     (l) The Company will use its best efforts to obtain approval for, and maintain the listing of the Shares on, the NNM.

                     (m) For a period of 180 days from the Effective Date, the Company will not, and will cause its directors, officers and pre-Effective Date securityholders (including, without limitation, holders of options, warrants or other rights to acquire securities of the Company) to not (in each case without the Representative's prior written consent), (i) offer, pledge, sell, hypothecate, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or (ii) enter into any hedge, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is be settled by delivery of Common Stock or such other securities, in cash or otherwise, without your prior written consent, except for the Shares sold hereunder and except for sales by the Company of shares of Common Stock to the Company's employees pursuant to the exercise of options under the Company's stock option plan as described in the Prospectus. The foregoing sentence shall not apply to the sale of any Shares to the Underwriters pursuant to this Agreement.

                     (n) The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act.

                     (o) The Company will maintain and keep accurate books and records reflecting its assets and will maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company is permitted only in accordance with management's authorization, and (iv) the recorded accounts of the assets of the Company are compared with existing assets at reasonable intervals.

                     (p) Prior to the Effective Date, the Company shall have issued to the transfer agent for the Common Stock (the "Transfer Agent") a "stop transfer" instruction with respect to all the shares of Common Stock issued and outstanding immediately prior to the Effective Date (the "Pre-offering Shares"), instructing the Transfer Agent to not honor any requests to transfer any Pre-offering Shares prior to the expiration of the 180-day period described in Section 5(m) of this Agreement without the Representative's prior written consent, and such stop transfer instruction shall be in full force and effect at each Time of Delivery.

                     (q) The Company shall have furnished to the Representative, at least five days before the Effective Date, a true, correct and complete copy of the stock transfer records of the Company from the date of the Company's inception, and the Company will make available its stock transfer records to the Representative upon the Representative's request during the 12-month period following the Effective Date.

                     (r) The Company will not, without the prior written consent of the Representative, directly or indirectly grant any options, warrants or rights to purchase or acquire Common Stock for a period of [120] days commencing on the Effective Date or permit to be outstanding during such period any such options, warrants or rights, other than (i) an aggregate of up to _________ options and warrants; (ii) warrants or other rights which are outstanding on the Effective Date and describe din the Prospectus; and (iii) the Representative's Warrants. The Company will not, without the prior written consent of the Representative, grant any options, warrants or rights to purchase or acquire Common Stock for a price below the market price for the Common Stock on the date of grant, for a period of one year commencing on the Effective Date. The Company will not, without the prior written consent of the Underwriter, file a Registration Statement on Form S-8 during the 180 day period following the Effective Date.


                     (s) The Company will not prepay any indebtedness owed to The Monolith Limited Partnership or Jeffrey S. Peterson, prior to the one year anniversary date of the first Time of Delivery, and will not amend or otherwise modify the terms of any such indebtedness during such period, without the prior written consent of the Representative.


                  6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Shares being sold hereunder by the Company to the Underwriters shall be subject to the accuracy in all material respects, as of the date hereof and as of each Time of Delivery of the representations and warranties of the Company contained herein, to the performance in all material respects by the Company of its covenants and obligations hereunder, and to the additional conditions set forth in this Section 6.

                     (a) If the Company and the Underwriters have determined not to proceed pursuant to Rule 430A, the Registration Statement shall have become effective not later than 10:00 a.m., Phoenix, Arizona, on the day following the date of this Agreement or such later date as may be consented to in writing by you. If the Company and the Underwriters have determined to proceed pursuant to Rule 430A, all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

                     (b) No person or entity shall have disclosed in writing to the Company or the Underwriters on or prior to the relevant Time of Delivery, that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     (c) You shall have received opinions of the Law Office of Gary A. Agron and Brownstein, Hyatt, Farber & Strickland, counsel for the Company, addressed to you and dated such Time of Delivery to the effect that:

                         (i) The Company has been duly incorporated and is a
                  validly existing corporation in good standing under the laws of the State of Nevada with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. The Company is duly qualified as a foreign corporation in good standing in each state or other jurisdiction in which its ownership or leasing of property or conduct of business legally requires such qualification, except where, in the aggregate, the failure to be so qualified would not have a material adverse effect on the ability of the Company to conduct its business as described in the Registration Statement.

                         (ii) The Company's authorized capital stock is as set
                  forth under the caption "Capitalization" in the Prospectus. The Common Stock of the Company conforms in all material respects to the description thereof in the Prospectus under the caption "Description of Capital Stock," and the statements in the Prospectus under such caption fairly summarize in all material respects the provisions referred to in the Company's articles of incorporation, bylaws and the law of the State of

                  Nevada. The form of certificate used to evidence the Common Stock filed as an exhibit to the Registration Statement has been approved by the Company's Board of Directors, and assuming such certificate is signed by the proper and authorized officers of the Company as required by the law of the State of Nevada will comply as to form with the requirements of such law. The outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable, were issued in material compliance with all applicable Federal and state securities laws and the laws of the State of Nevada, and were not issued in violation of or subject to any preemptive rights or other rights to purchase or subscribe for securities of the Company. The Shares being sold by the Company have been duly authorized and, when delivered and fully paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable, and the shareholders of the Company have no preemptive rights with respect to the Shares. Except as disclosed in the Prospectus, there are no outstanding options, warrants, or other rights calling for the issuance of, and no present commitments, plans or arrangements of the Company at this time to issue any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. Upon delivery of the Shares being sold by the Company and full payment therefor pursuant to this Agreement and registration of the ownership of such Shares by the transfer agent for such Shares, good and valid title to such Shares free and clear of all liens, encumbrances, security interests, restrictions on transfer, equities or claims whatsoever other than those created or granted by this Agreement or by the Underwriters, will pass to the Underwriters.

                         (iii) Such counsel has been advised by the staff of the
                  Commission that the Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

                         (iv) The Registration Statement and the Prospectus, and
                  each amendment or supplement thereto, as of their respective effective or issue dates, comply as to form in all material respects with the requirements of Form S-1 under the Act and the applicable Rules and Regulations (except that such counsel need express no opinion or belief as to numerical, financial and statistical data, financial statements and notes and related schedules thereto).

                         (v) The descriptions in the Registration Statement and
                  Prospectus of contracts and other documents filed as exhibits to the Registration Statement are accurate in all material respects.

                         (vi) No authorization, approval, consent, order,
                  registration or qualification of or with any court or public, regulatory or governmental body, authority or agency is required with respect to the Company in connection with the transactions contemplated by this Agreement, except such as may be required under the Act, the Rules and Regulations or the 1934 Act or by the NASD or under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

                         (vii) The Company has the corporate power and authority
                  to enter into this Agreement and to sell and deliver the Shares to be sold by it to the several Underwriters. The filing of the Registration Statement with the Commission has been duly authorized by the Board of Directors of the Company. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent the enforceability of the indemnification, exculpation and contribution provisions of
                  Section 7 hereof may be limited by applicable law and except as enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not result in a violation of the Company's articles of incorporation or bylaws or to the best knowledge of such counsel result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company under, any applicable Federal or state statute, or under any indenture, mortgage, deed of trust, note, loan agreement, lease, franchise, license, permit or any other agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of the properties or assets of the Company is subject, or any order, rule or regulation known to such counsel of any court or public, regulatory or governmental agency, authority or body having jurisdiction over the Company or its properties, except, in the case of any such violation, breach, default, creation or imposition, to such extent as does not materially adversely affect the business of the Company.

                         (viii) To the best knowledge of such counsel, (i) there
                  are no legal, governmental or regulatory proceedings pending or threatened to which the Company is a party or of which the business or properties of the Company is the subject which (individually or in the aggregate) would have a material adverse effect on the business or property of the Company or on the ability of the Company to consummate the transactions contemplated herein, and which are not disclosed in the Registration Statement and Prospectus; (ii) there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described therein or filed as required; (iii) the Company is not a party or subject to the provisions of any injunction, judgment, decree or order of any court or any public, regulatory or governmental agency, authority or body which would have a material adverse effect on the business or property of the Company or on the ability of the Company to consummate the transactions contemplated herein; and (iv) there are no applicable Federal or state statutes, orders, rules or regulations required to be described in the Registration Statement or Prospectus under the Act, the 1934 Act or applicable state securities laws which are not described therein as required.

                         (ix) The Company holds all licenses, certificates,
                  permits, franchises, consents, authorizations and approvals from all state and federal regulatory authorities, that are required for the Company to conduct its business as described in the Prospectus, except in the case of any such license, certificate, permit, franchise, consent, authorization or approval the loss of which or failure to maintain would not have a material adverse effect on the business of the Company.

                         (x) The Company is not in violation of its articles of
                  incorporation and bylaws. The Company is not in breach of, or in default with respect to, any provisions of any agreement, mortgage, deed of trust, lease, note, agreement, franchise, license, indenture, permit or other instrument known to such counsel to which the Company is a party or by which the Company or any of the properties thereof may be bound or affected, which breach or default would have a material adverse effect on the business or property of the Company or on the Company's ability to consummate the transactions contemplated herein, and the Company is in material compliance with all judgments, decrees and orders of any court to which the Company is subject, except where noncompliance would not have a material adverse effect on the business of the Company.

                         (xi) The Company is not an "investment company" within
                  the meaning of the Investment Company Act of 1940, as amended.

                         (xii) No holders of securities of the Company have
                  preemptive rights or other rights to purchase or subscribe for shares of Common Stock or other securities of the Company, nor any rights to require the Company to register any securities under the Act in connection with the transactions contemplated hereby.

                  Such counsel shall confirm that during the preparation of the Registration Statement and Prospectus, such counsel participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants for the Company and representatives of the Underwriters and their counsel, at which time the contents of the Registration Statement and Prospectus and related matters were discussed and although such counsel is not opining with respect to and does not assume any responsibility for the accuracy, truthfulness, completeness or fairness of the statements contained in the Registration Statement or Prospectus, such counsel confirms that no facts have come to their attention which have caused them to believe that either (i) the Prospectus or any supplement thereto as of its date (other than numerical, financial or statistical data, the financial statements and notes or any related schedules thereto, as to which such counsel need express no opinion or belief) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or
(ii) the Registration Statement or any amendment thereto at the time it became effective (other than numerical, financial or statistical data, the financial statements and notes or any related schedules thereto, as to which such counsel need express no opinion or belief) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  In rendering the foregoing opinion, such counsel may expressly state that it is qualified to render an opinion only as to matters involving the Federal laws of the United States, the general corporation law of the State of Nevada and may rely as to all matters of fact upon, among other things, certificates and written statements of officers of the Company and government officials and the representations and warranties of the Company contained herein; provided that such counsel shall state that nothing has come to the attention of such counsel that would reasonably cause such counsel to believe that such counsel and the Underwriters are not justified in relying upon such certificates, statements, representations and warranties.

                     (d) You shall have received on such Time of Delivery, from Bryan Cave LLP, counsel to the Underwriters, such opinion or opinions, dated such Time of Delivery with respect to corporate existence and good standing of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as you may reasonably require; the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to opine with respect to such matters.

                     (e) On the date of the Prospectus and on each Time of Delivery, you shall have received from Ehrhardt Keefe Steiner & Hottman PC a letter or letters, dated the date of the Prospectus and Time of Delivery, respectively, in form and substance reasonably satisfactory to you, providing confirmation that they are independent public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations, and the answer to Item 509 of Regulation S-K set forth in the Registration Statement is correct insofar as it relates to them, and providing a statement similar in substance to the one set forth in Schedule II hereto.

                     (f) Except as contemplated in the Prospectus, (i) the Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company shall not have incurred any liability or obligation, direct or contingent, or entered into transactions, and there shall not have been any change in the capital stock or long-term debt of the Company or any change in the financial condition, net worth, business, management, or results of operations of the Company, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material or materially adverse as to make it impracticable to proceed with the public offering or the delivery of the Shares being delivered on such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

                     (g) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the NNM or establishing on such exchanges or the NNM by the Commission or by such exchanges or the NNM of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a general moratorium on commercial banking activities declared by either federal or state authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, any calamity or crisis, material change in national, international or world affairs, natural disaster, material change in the international or domestic markets, or material change in the existing financial, political or economic conditions in the United States or elsewhere, or the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule, or order of any court or other governmental authority, or the taking of any action by any federal, state or local government or agency in respect of fiscal or monetary affairs, if the effect of any such event specified in this clause (iii) is in your reasonable judgment so material or materially adverse as to make it impracticable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                     (h) As a condition precedent to the several obligations of the Underwriters to purchase and pay for the Shares being sold hereunder, you shall have received a certificate or certificates, dated the Time of Delivery and signed on behalf of the Company by the President and Chief Executive Officer and the Chief Financial Officer of the Company stating that: (A) such party has carefully examined the Registration Statement and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to such party's attention that would lead him to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto or any documents incorporated by reference therein as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and all documents incorporated by reference therein and when read together with the documents incorporated by reference therein, at such Time of Delivery, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such party makes no representation, warranty or agreement as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation of (i) the statements therein regarding over-allotment, stabilization or passive market making by the Underwriters, or (ii) the section thereof under the caption

         "Underwriting"; (B) all representations and warranties made herein by the Company are true and correct in all material respects at such Time of Delivery, with the same effect as if made on and as of such Time of Delivery, and all agreements herein required to be performed by the Company on or prior to such Time of Delivery have been duly performed in all material respects; and (C) such other matters as you may reasonably request.

                     (i) As a condition precedent to the several obligations of the Underwriters to purchase and pay for the Shares being sold hereunder, the Company shall not have failed, refused, or been unable, on or by such Time of Delivery to have performed in all material respects any agreement on its part required to be performed by it or any of the conditions herein contained and required to be performed or satisfied by it on or by such Time of Delivery.

                     (j) The Shares shall have been approved for trading or quotation upon official notice of issuance on the NNM under the symbol "PASA," and on the Time of Delivery the Shares shall be trading or quoted under such symbol.

                     (k) As a condition precedent to the several obligations of the Underwriters to purchase and pay for the shares being sold hereunder, you shall have received, at or prior to the first Time of
         Delivery:

                         (i) from each officer and each director of the Company,
                  and each record holder of shares of Common Stock outstanding immediately prior to the first Time of Delivery, an executed "lock-up" agreement in the form of Exhibit A hereto;

                         (ii) from the Transfer Agent an acknowledgment of the
                  Company's instruction's described in Section 5(p) of this Agreement; and

                         (iii) from the Company, a noncompetition agreement,
                  duly executed, between the Company and Jeffrey S. Peterson, in form and substance satisfactory to you (you agree that a two-year noncompetition period following termination of employment is satisfactory for purposes of such agreement).

                  All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Bryan Cave LLP, counsel for the several Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

                  If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Time of Delivery or waived by you in writing, this Agreement may be terminated by you on written notice to the Company.

                  7. INDEMNIFICATION.

                     (a) The Company will indemnify and hold harmless each Underwriter and its officers and directors and each person, if any, who controls any Underwriter within the meaning of the Act or the 34 Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, officer, director or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any Preliminary Prospectus, in the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application or other document executed by the Company or based on any information furnished in writing by the Company and filed in any jurisdiction in order to qualify any or all of the Shares under (or obtain exemption from) the securities laws thereof (Blue Sky Application), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such officer, director and controlling person for any legal or other expenses reasonably incurred by such Underwriter, officer, director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission that is: (i) contained in the Registration Statement, such Preliminary Prospectus, the Prospectus, or any such amendment or supplement thereto, or in such Blue Sky Application or such other document and (ii) both relates to and was made in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you, specifically for use in the preparation of: (a) the last paragraph of the cover page of the form of prospectus included in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto or (b) the statements therein regarding over-allotment, stabilization or passive market making by the Underwriters or (c) the section thereof under the caption Underwriting; and provided, further, that if any Preliminary Prospectus or the Prospectus contained any alleged untrue statement or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such statement or omission shall have been corrected in a revised Preliminary Prospectus or in the Prospectus or in an amended or supplemented Prospectus, the Company shall not be liable to any Underwriter, officer, director or controlling person under this subsection (a) with respect to such alleged untrue statement or alleged omission to the extent that any such loss, claim, damage or liability of such Underwriter, officer, director or controlling person results from the fact that such Underwriter sold Shares to a person or entity to whom there was not sent or given, at or prior to the written confirmation of such sale, such revised Preliminary Prospectus or Prospectus or amended or supplemented Prospectus.

                     (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission that is:
         (i) contained in the Registration Statement, such Preliminary Prospectus, the Prospectus, or any such amendment or supplement thereto, or in such Blue Sky Application or such other document and
         (ii) both relates to and was made in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you, specifically for use in the preparation of:
         (a) the last paragraph of the cover page of the form of prospectus included in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto or (b) the statements therein regarding over-allotment, stabilization or passive market making by the Underwriters or (c) the section thereof under the caption Underwriting; and each Underwriter will reimburse the Company and each such director, officer and controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

                     (c) Any party which proposes to assert the right to be indemnified under this Section 7 shall, within ten days after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 7 notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be solely at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel in a written opinion that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events the reasonable fees and expenses of such party to the extent applicable shall be borne by the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its prior written consent. Each indemnified party, as a condition of such indemnity, shall furnish such information concerning itself or the claim in question as an indemnifying party may reasonably request in connection with the defense of such claim and shall cooperate in good faith with the indemnifying party in the defense of any such action or claim.

                     (d) If the indemnification provided for in this Section 7 is for any reason, other than pursuant to the terms hereof, judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and upon the expiration of time to appeal or the denial of the last right to appeal) to be unavailable to an indemnified party under paragraphs (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as other relevant equitable considerations. The relative benefits received by, as applicable, the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this paragraph 4 were determined by pro rata allocation (even if the

         Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection (d), no Underwriter shall be required to contribute any amount in excess of the aggregate underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company contained in Sections 4, 5, 7, and 11, herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters contained in Sections 7 and 11 hereof, and the liability of a defaulting Underwriter, if any, pursuant to Section 9 hereof, shall remain operative and in full force and effect regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or any controlling person thereof, the Company or any of its officers, directors or any controlling person thereof, and shall survive delivery of the Shares to the Underwriters hereunder.

                  9. SUBSTITUTION OF UNDERWRITERS.

                     (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties reasonably satisfactory to the Company to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notify you that they have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the written opinion of your counsel may thereby be made necessary. The term Underwriter as used in this Agreement shall include any persons substituted under this
         Section I with like effect as if such person had originally been a party to this Agreement with respect to such Shares and any such substituted person shall be entitled to all of the benefits conferred hereby and shall be subject to all of the obligations of an Underwriter hereunder as if such person had originally been a party to this Agreement.

                     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed one tenth of the total Shares to be sold on the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds one tenth of the total Shares to be sold on the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase the unpurchased Shares of the defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  10. EFFECTIVE DATE AND TERMINATION.

                     (a) This Agreement shall become effective at _____ a.m., Phoenix, Arizona time, on the first business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first release the Shares for offering to the public; provided, however, that the provisions of Section 7 and Section 11 shall at all times be effective. For the purposes of this Section 10(a), the Shares shall be deemed to have been released to the public upon release by you of the publication of a newspaper advertisement relating to the Shares or upon release of telegrams, facsimile transmissions or letters offering the Shares for sale to securities dealers, whichever shall first occur.

                     (b) This Agreement may be terminated by you at any time before it becomes effective in accordance with Section 10(a) by notice to the Company; provided, however, that the provisions of this Section 10(a) and of Section 7 and Section 11 hereof shall at all times be effective. In the event of any termination of this Agreement pursuant to Section 10(a) or this Section 10(b) hereof, the Company shall not then be under any liability to any Underwriter except as provided in
         Section 7 or Section 11 hereof.

                     (c) This Agreement may be terminated by you at any time at or prior to the First Time of Delivery by notice to the Company if any condition specified in Section 6 hereof required to be satisfied by the

         Company shall not have been satisfied by the Company in all material respects on or prior to the First Time of Delivery. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and Section 11 hereof.

                     (d) This Agreement also may be terminated by you, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, if any condition specified in Section 6 hereof shall not have been satisfied by the Company in all material respects at or prior to the Second Time of Delivery or as provided in Section 9 of this Agreement.

                  If you terminate this Agreement as provided in Sections 10(b), 10(c) or 10(d), you shall notify the Company in writing or by telephone or telegram, confirmed by letter.

                  11. COSTS AND EXPENSES. The Company will bear and pay the costs, fees and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company,
(b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and any Blue Sky Memoranda, to the Underwriters, (c) the furnishing of copies of such documents, (d) the registration or qualification (or obtaining exemption therefrom) of the Shares for offering and sale under the securities laws of the various states, including the reasonable fees and disbursements of Underwriters' counsel relating thereto,
(e) the fees payable to the NASD and the Commission in connection with their review of the proposed offering of the Shares, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all initial transfer taxes, if any, (h) all fees and expenses relating to the authorization of the Shares for trading on the NNM, (i) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares and (j) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, however, that the Underwriters will bear and pay all of the fees and expenses of the Underwriters' counsel (other than fees and disbursements relating to the registration or qualification of the Shares for offering and sale under the securities laws of the various states), the Underwriters' out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares.

                  If this Agreement is terminated by you in accordance with the provisions of Section 10(c), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

                  12. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o:

                  Cruttenden Roth Incorporated


                  or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at:

                  quepasa.com, inc.
                  One Arizona Center
                  400 East Van Buren, Fourth Floor
                  Phoenix, Arizona  85004
                  Attention:  President
                  Facsimile:  (602) 716-0200

                  Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Shares or as otherwise furnished to the Company. Any party hereto may change such address or facsimile number for notices by sending to the other parties to this Agreement written notice of a new address or facsimile number for such purpose.

                  13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation, partnership or other entity, other than the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation, partnership or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign hereunder by reason merely of such purchase.

                  In all dealings with the Company under this Agreement you shall act on behalf of each of the several Underwriters, and the Company shall be entitled to act and rely upon any statement, instruction, demand, request, notice or agreement on behalf of the Underwriters, made or given by you on behalf of the Underwriters, as if the same shall have been made or given in writing by all of the Underwriters.

                  14. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  15. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

                  16. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

                  17. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written and oral agreements and all contemporaneous oral agreements, undertakings and negotiations with respect to the subject matter hereof. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, and by you or, in the case of a waiver, by the party waiving compliance.

                  18. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona without giving effect to the provisions thereof regarding the choice of law.

         If the foregoing is in accordance with your understanding, please so indicate in the space provided below for such purpose, whereupon this letter shall constitute a binding agreement among the Company, and the Underwriters.

                                                  quepasa.com, inc.



                                                  By:
                                                     -------------------------
                                                  Name:
                                                       -----------------------
                                                  Title:
                                                        ----------------------


Accepted in ________________________,
_______________ as of the date first
above written, on behalf of ourselves
and each of the several Underwriters
named in Schedule I hereto.


CRUTTENDEN ROTH INCORPORATED
  As Representative for the Several Underwriters




By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

SCHEDULE I


Name                                                       Number of Shares
----                                                       ----------------


Cruttenden Roth Incorporated                               ----------


                                                           ----------

         Total                                             ==========


                                   SCHEDULE II



         Pursuant to Section 6(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  1. They are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations thereunder.

                  2. In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form with the applicable accounting requirements of the Act and the Rules and Regulations with respect to registration statements on Form S-1; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representative of the Underwriters (the "Representative").

                  3. The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such years which were included in the Prospectus.

                  4. They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that cause them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K

                  5. On the basis of a reading of the unaudited financial statements, pro forma financial statements, if any, and other information contained in the Prospectus, a reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                     (a) any of the above unaudited financial statements or other information contained in the Prospectus do not comply as to form with the accounting requirements of the Rules and Regulations or that such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with the audited financial statements;

                     (b) as of a specified date not more than two days prior to the date of such letter, there have been any changes in the capital stock or any increase in the indebtedness of the Company, or any increases or decreases in net current assets or net assets or any changes in any other items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; or

                     (c) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (B) above there were any decreases in revenues or the total or per share amounts of net income, or any other changes in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for changes or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph 5 above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative, which are derived from the general accounting records of the Company for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

                                    EXHIBIT A


                            Form of Lock-up Agreement

                           _____________________, 1999



Cruttenden Roth Incorporated
  As Representative of the Several Underwriters


         Re:      Lock-up Agreement Affecting Stock of quepasa.com, inc.

Ladies and Gentlemen:

         The undersigned shareholder (the "Shareholder") of quepasa.com, inc., a Nevada corporation (the "Company"), wishes to facilitate the initial public offering (the "Offering") of shares of common stock of the Company. The Shareholder recognizes that the Offering will be of benefit to the Company and the Shareholder.

         To induce you, as the representative (the "Representative") of the underwriters (the "Underwriters") of the Offering to enter into an underwriting agreement with the Company (the "Underwriting Agreement") relating to the Offering and to you and the Underwriters to complete the purchase of the shares of common stock pursuant to such Underwriting Agreement, the Shareholder hereby agrees with the Underwriters as follows:

                  1. During the term of this Agreement, as specified in paragraph 3 hereof, the Shareholder will not, directly or indirectly, offer, sell, contract to sell, pledge, hypothecate or otherwise dispose of any shares of the Company's common stock or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire, shares of the Company's common stock or the beneficial ownership thereof (collectively the "Subject Securities"), without your prior written consent as Representative of the Underwriters.

                  2. Any purported transfer of any Subject Securities in violation of paragraph 1 hereof (an "Unauthorized Transfer") will be null and void. The Company will not be required to register, recognize or give effect to any Unauthorized Transfer and the purported transferee of any Subject Securities or any interest therein pursuant to an Unauthorized Transfer will not acquire any rights in such Subject Securities during the term of this Agreement as specified in paragraph 3 hereof. The Company may issue stop transfer or similar instructions to the transfer agent for its common stock covering all Subject Shares, but shall not be required to do so.

                  3. This Agreement shall become effective upon the execution hereof by the Shareholder. This Agreement shall terminate without any prior notice upon the earlier of (i) the date which is one hundred and eighty (180) days after the effective date of the Registration Statement filed by the Company with the Securities and Exchange Commission on March 10, 1999 (SEC Registration No. 33-74201) in connection with the Offering, or (ii) the termination or cancellation of the Underwriting Agreement for any reason prior to the sale of the common stock to the Underwriters. Notwithstanding the foregoing, this Agreement shall terminate immediately upon the abandonment of the Registration Statement.

                  4. This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona. The Underwriters shall be entitled to all legal and equitable remedies in enforcing this Agreement, including without limitation an injunction against any sale of shares of the common stock in contravention of this Agreement. If at any time subsequent to the date of this Agreement any provision hereof shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this Agreement.

                  5. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

                  6. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors, personal representatives and permitted assigns of the parties hereto.

         If the foregoing correctly sets forth the agreement between the undersigned and the Underwriters, please indicate your acceptance in the space provided below for that purpose.

                                          Very truly yours,


                                          -------------------------------------
                                                       (Signature)

                                          Print Name:
                                                     --------------------------
                                          Date:
                                               --------------------------------


Agreed to and accepted as of the date above written:
Cruttenden Roth Incorporated,
  For itself and as Representative of the several Underwriters


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------




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